Amendment #4

This Amendment #4 (hereinafter this "Amendment") is between Lucent Technologies Inc. ("Lucent") and mPhase Technologies, Inc. ("Company"). Lucent and Company are sometimes referred to herein individually as a "Party" or collectively as the "Parties." This Amendment is effective on February 3, 2007 ("Amendment Effective Date").

Whereas, Lucent and Company executed a certain Development Agreement, effective February 3, 2004, relating to micro-power source arrays fabricated using nano-textured, superhydrophobic materials, as amended by Amendment #1 of February 6, ~~2005~~, 2004 Amendment #2 of March 9, 2005 and Amendment #3 of May 19, 2006 (such certain Development Agreement and Amendments #1-3 collectively the "Agreement");

Whereas the Parties wish to amend the Agreement so as to encompass additional work as set forth in the Statement of Work attached hereto as Appendix A for which Company will make additional payments to Lucent and which payments are generally to be made in advance of Lucent performing under any SOW;

Whereas as of March 27, 2007, Company owes to Lucent the sum of three hundred thousand United States dollars (U.S. $300,000.00) invoiced previously to Company by Lucent for prior work performed by Lucent under the Agreement;

Whereas, in addition to the foregoing sum of three hundred thousand United States dollars (U.S. $300,000.00), a further invoice of date February 1, 2007 for one hundred thousand United States dollars (U.S. $100,000.00) has been sent to Company with payment of such invoice due to Lucent by April 1, 2007;

Whereas the Parties desire to amend certain other provisions of the Agreement as specified herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein and with terms defined in the Agreement having the same meaning herein, the Parties agree as follows:

1. The Agreement shall remain in full force and effect except as specifically modified herein.

2. Subject to payment by Company to Lucent of the amounts specified herein, Lucent and Company agree that, during the period beginning on February 5, 2007 and ending on April 27, 2007, Lucent shall perform the work described in the Statement of Work attached hereto as Appendix A under the terms of the Agreement.

3. In consideration of such work, Company agrees to pay to Lucent on or before the execution of this Amendment by Company a payment of two hundred thousand dollars ($200,000) for work to be performed from the date hereof through April 27, 2007 as described in the Statement of Work attached hereto as Appendix A.

4. Company further agrees to pay on or before the execution of this Amendment four hundred thousand United States dollars (U.S. $400,000.00) in satisfaction of (i) the sum of three hundred thousand United States dollars (U.S. $300,000.00) invoiced to Company by Lucent for prior work performed by Lucent under the Agreement and (ii) the amount due under the invoice dated February 1, 2007.

5. Company understands and agrees that Lucent will not be required to undertake any work described in the Statement of Work in Appendix A unless and until full payment is received by Lucent under Sections 3 and 4.

6. Nothing herein shall be construed as a waiver of the rights or remedies of either Party to this Agreement.

MPHASE TECHNOLOGIES, INC.

By: [signature]

Name: Ronald A. Durando

Title: President

Date: 3/29/07

LUCENT TECHNOLOGIES INC.

By: [signature]

Name: Alice E. White

Title: VP, Research

Date: 4/9/07

By: [signature]

Name: Donald P. Dinella

Title: VP, Licensing

Date: 11-April-2007

[initials]

Appendix A
Statement of Work

In the time period beginning February 5, 2007 and ending on April 27, 2007, the Parties will engage in the following two tasks:

Task 1

- mPhase to provide specific component requirements and specifications for samples of nanostructured battery components.
- Lucent to agree to specific component requirements and specifications for samples of nanostructured battery components prior to commencing any fabrication activities.
- Lucent to provide a small number (<=3) of mutually agreed upon mechanical engineering samples of nanostructured battery components.

Task 2

- mPhase and Lucent, each in their sole discretion, will engage with a 3rd party or parties to discuss information pertaining to nanostructured battery technology.
- mPhase and Lucent will execute an MNDA with such 3rd party prior to any discussions.